Exhibit 99.1

KKR Financial Holdings LLC Declares Quarterly Distribution

SAN FRANCISCO, February 1, 2008 — KKR Financial Holdings LLC (NYSE: KFN) announced today that its Board of Directors has declared a cash distribution for the quarter ended December 31, 2007 of $0.50 per common share.  The cash distribution will be payable on February 29, 2008 to shareholders of record as of the close of business on February 15, 2008.

KKR Financial Holdings LLC is a specialty finance company that invests in multiple asset classes.  KKR Financial Holdings LLC is externally managed by KKR Financial Advisors LLC.  KKR Financial Holdings LLC and KKR Financial Advisors LLC are affiliates of Kohlberg Kravis Roberts & Co. L.P.  Additional information regarding KKR Financial Holdings LLC is available at http://www.kkrkfn.com.

CONTACT:

Investors
Laurie L. Poggi
KKR Financial
415-315-3718

Media
Roanne Kulakoff/Joseph Kuo
Kekst and Company
212-521-4837/4863